UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2013

TransUnion Holding Company, Inc.

TransUnion Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware Delaware	333-182948 333-172549	61-1678417 74-3135689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

555 West Adams Street, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 25, 2013, Mr. Jeffrey J. Hellinga, Executive Vice President of the U.S. Information Services segment of TransUnion Holding Company, Inc. and TransUnion Corp. (collectively, the “Company”), confirmed to the Company his decision to resign from his current positions with the Company and its subsidiaries for personal reasons. Based on this decision, the Company intends to review internal and external candidates for the position of Executive Vice President of the U.S. Information Services segment and is expected to retain a global search firm to assist in this process.

In order to ensure an orderly transition of his responsibilities, Mr. Hellinga advised that he will continue to act as the Executive Vice President of the U.S. Information Services until his successor has been duly appointed and has assumed his/her responsibilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant named below has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2013	TRANSUNION HOLDING COMPANY, INC. TRANSUNION CORP.

/s/ John W. Blenke
John W. Blenke Executive Vice President, Corporate General Counsel and Secretary